ADDENDUM 1
                 TO
                 GUARANTY AGREEMENT

                 This First Addendum ("Addendum") to that certain
            Payment Guaranty ("Guaranty") made by POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("Guarantor") to THE FIFTH THIRD BANK OF NORTHERN KENTUCKY, INC., a Kentucky banking corporation ("Bank") dated October 31, 1997, is entered into contemporaneously with the execution of the Guaranty. This Addendum modifies, amends and supplements the Guaranty as follows:

                 1. The following sentences are added to the end of Numbered Paragraph 1 entitled Guaranty:

                      "This Payment Guaranty shall not extend to any
            non-recourse loans made by Bank or any of its affiliates to Borrower. Obligations shall specifically include, but not be limited to, the Revolving Credit Facility, the Draw Facility (both as defined in that certain Loan Agreement dated October 31, 1997 by and between the Bank and Borrower) and any promissory notes evidencing such facilities."

                 2. The following sentence is added to the end of Numbered Paragraph 3 entitled Waiver of Notice:

                      "Provided however, Bank shall provide Guarantor
            with written notice at the above address of the occurrence of an Event of Default under the Loan Agreement prior to any enforcement of this Guaranty as a result of such Event of Default".

                 3.   The following paragraph is added to the Guaranty:

                      6. WARRANTIES AND REPRESENTATIONS: To induce the Bank to make the loans to the Borrower, the Guarantor warrants and represents to the Bank as follows:

                           a.   The Guarantor is a corporation duly
            organized, validly existing and in good standing under the laws of the State of Delaware. The Guarantor has all necessary power and authority to carry on its business conducted on the date of this Guaranty. The Guarantor is qualified to do business as a foreign corporation in the State of Kentucky.

                           b.   No registration with or consent or
            approval of any governmental agency of any kind is required for the execution, delivery, performance and enforceability of this Guaranty.
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                           c.   The Guarantor's execution, delivery, and
            performance of this Guaranty does not and will not (a) violate any existing provision of the articles of incorporation or bylaws of the Guarantor, or any law, rule, regulation, or judgment, order or decree applicable to the Guarantor, or (b) otherwise constitute a default, or result in the imposition of any lien under (1) any existing contract or other obligation binding upon the Guarantor or its respective property, with or without the passage of time or the giving of notice or both, or (2) any law, rule or regulation applicable to the Guarantor or its business, or
            (3) any judgment, order or decree of any court or administrative agency applicable to the Guarantor or its business.

                           d.   The execution, delivery and performance
            by the Guarantor of the Guaranty has been duly authorized, and the Guaranty has been duly executed and delivered and constitute legal, valid and binding obligations enforceable against the Guarantor.

                           e.   The Guarantor is not in default with
            respect to any judgment, order, writ, injunction, decree or demand of any court, arbitrator or governmental agency or body.

                 4. In the preamble paragraph, in the third line, delete the words "jointly and severally, if more than one,".

                 5. In Numbered Paragraph 1 entitled Guaranty, in the second line, delete the words "each" and "jointly and severally".

                 6. In Numbered Paragraph 5, in subparagraph (a), delete the words "heirs, executors, administrators" and the words "and if there be more than one Guarantor their obligations shall be joint and several"; delete subparagraph
            (g) in its entirety; in subparagraph (j), delete the word "Each" and add the words "pursuant to the terms of the Loan Agreement" after the word "proceedings"; and in subparagraph
            (k), delete the word "EACH".

                 7. Except as specifically and expressly modified, amended or supplemented hereby, the terms and conditions of the Guaranty shall be and remain in full force and effect.


                 IN WITNESS WHEREOF, this Addendum is executed as of
            this 31st day of October, 1997.


                                               THE FIFTH THIRD BANK OF
            NORTHERN KENTUCKY, INC.

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                 By:____________________________


                 Title:_________________________


                                               POMEROY COMPUTER
            RESOURCES, INC.



                 By:____________________________


                 Title:_________________________


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